UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 24, 2007

DOCUMENT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20981	33-0485994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5958 Priestly Drive Carlsbad, CA	92008
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2007, the Board of Directors (the “Board”) of Document Sciences Corporation (the “Company”) adopted the Company’s Management Incentive Retention Plan for Select Employees (the “Plan”), effective on September 12, 2007 (the “Effective Date”). The purpose of the Plan is to provide an incentive to selected key management employees and others providing personal services to the Company to maximize the valuation of the Company and to recognize the absence of compensatory equity grants during the preceding two years.

Under the Plan, the Board will act as the administrator of the Plan unless and until it delegates the administration of the Plan to a committee of the Board (the Board, or any committee to which the Board has delegated administration of the Plan, is referred to as the “Administrator”). From time to time, the Administrator will select employees of the Company to participate in the Plan (collectively, the “Participants”). The Company’s employees who are currently selected as Participants are the Company’s President and Chief Executive Officer, John L. McGannon, the Company’s Chief Financial Officer, Todd W. Schmidt, the Company’s Chief Technology Officer, Nasser S. Barghouti, the Company’s Chief Operating Officer, J. Douglas Winter, and certain other employees of the Company.

Pursuant to the Plan, Participants will be eligible to receive an incentive bonus from the Company or its successor upon the consummation of a “Change in Control,” subject to the following conditions: (i) the closing date of the Change in Control must occur prior to September 12, 2010 or such later date as may be designated by the Administrator from time to time (the “Termination Date”), (ii) the aggregate value paid by the purchaser in the Change in Control of all cash, non-cash assets, equity and debt issued or assumed in connection with the Change in Control (the “CIC Price”) must exceed $53,072,553, (iii) the Participant must be continuously employed by the Company or its affiliates from the date of his/her selection as a Participant until the closing date of the Change in Control, and (iv) the Participant must have complied with such other conditions as may be set forth in such Participant’s award letter. The Administrator may waive the conditions to receipt of the incentive bonus in whole or in part, for some or all Participants, in its sole discretion.

For purposes of the Plan, a Change in Control is defined as:

(i) the acquisition by one person (or more than one person acting as a group) of direct or indirect beneficial ownership of the stock of the Company that, together with stock as to which beneficial ownership is otherwise directly or indirectly held by such person or group, constitutes more than 80% of the total fair market value or total voting power of the stock of the Company whether by merger, reverse merger, consolidation or reorganization of the Company or otherwise; or

(ii) any one person, or more than one person acting as a group, directly or indirectly acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

The amount of the incentive bonus payable to each Participant will equal a percentage of the bonus pool to be established under the Plan. Such percentage will be determined by the Administrator in its sole discretion and will be set forth in each Participant’s award letter. If the bonus pool is funded and all conditions are satisfied, Mr. McGannon may receive 22.0% of the bonus pool, Mr. Schmidt may receive 3.0% of the bonus pool, Mr. Barghouti may receive 32.0% of the bonus pool, Mr. Winter may receive 32.0% of the bonus pool, and two other employees of the Company may receive an aggregate of 11.0% of the bonus pool. The amount of the incentive bonus payable to each Participant, if any, is indeterminable at this time because the size of the bonus pool to be established under the Plan, if any, will not be set until the occurrence of a transaction that satisfies the definition of Change in Control, as determined by the Administrator. Individual awards are further conditioned upon the satisfaction of the conditions set forth above.

The bonus pool to be established under the Plan will equal 15% of the amount by which the enterprise value of the Company as of the closing date of a Change in Control (as derived from the CIC Price) exceeds $53,072,553 (which was the enterprise value of the Company on the Effective Date). However, the bonus pool will not exceed $12,545,000. If a Participant receives or otherwise acquires any equity security in the Change in Control (either of the Company or any entity or any affiliate of such entity that acquires the Company or its assets pursuant to the Change in Control), then such Participant’s incentive bonus shall be reduced as follows: (i) to zero if the CIC Price is less than $74,663,364, (ii) by 75% if the CIC Price equals or exceeds $74,663,364 but is less than $77,765,492, (iii) by 50% if the CIC Price equals or exceeds $77,765,492 but is less than $80,867,620, and (iv) by 25% if the CIC Price equals or exceeds $80,867,620 but is less than $83,969,748. If the CIC Price equals or exceeds $83,969,748, such Participant’s incentive bonus will not be reduced notwithstanding the receipt or acquisition of any equity security by such Participant. The Administrator may waive the reduction of the incentive bonus in whole or in part, for some or all Participants, in its sole discretion.

Incentive bonuses will be paid to eligible Participants in a lump sum in cash on the closing date of the Change in Control. However, if a percentage of the CIC Price is subject to a holdback or escrow, then the incentive bonus payable to each Participant on the closing date will be reduced by such percentage. The amount by which each Participant’s incentive bonus is so reduced will be paid to such Participant in a lump sum in cash simultaneous with the release of the held back or escrowed portions of the CIC Price.

The Plan is an unfunded plan and any benefits provided for in the Plan will be paid from the general assets of the Company. The Board has the absolute and unconditional right to amend or terminate the Plan. The Plan will automatically terminate upon the earlier to occur of the date of completion of all payments of incentive bonuses under the Plan or the Termination Date, if the closing date of the Change in Control has not occurred on or before the Termination Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SCIENCES CORPORATION

Date: October 30, 2007	By:	/s/ John L. McGannon
	Name:	John L. McGannon
	Title:	President and Chief Executive Officer